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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


              Name of Corporation                  State of Incorporation
              -------------------                  ----------------------

          Garan Central America Corp.                      Virginia

          Garan Export Corp.                               New York

          Garan Manufacturing Corp.                        Virginia

          Garan Services Corp.                             Delaware

          Garan de El Salvador, S.A. de C.V.               El Salvador

          Garan de Honduras, S.A. de C.V.                  Honduras